UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2022

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

5.375% Senior Notes due 2027

On January 7, 2022, Royal Caribbean Cruises Ltd. (the “Company”) completed its previously announced offering of $1,000,000,000 aggregate principal amount of 5.375% Senior Notes due 2027 (the “Notes”). The Company received net proceeds from the offering of approximately $988.2 million, which it intends to use for the repayment of principal payments on debt maturing in 2022 (including to pay fees and expenses in connection with such repayments). Pending such uses, the Company may temporarily apply the proceeds to repay borrowings under its revolving credit facilities or other borrowings.

The Notes were issued by the Company pursuant to an indenture, dated January 7, 2022 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar.

Interest on the Notes accrues from January 7, 2022 and is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2022, at a rate of 5.375% per year. The Notes will mature on July 15, 2027 unless earlier redeemed or repurchased.

The Company may, at its option, redeem, at any time and from time to time prior to October 15, 2026 (the date that is nine months prior to the maturity date of the Notes) (the “Par Call Date”), some or all of the Notes at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date plus the applicable “make-whole premium” described in the Indenture. On or after the Par Call Date, the Notes will be redeemable, at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, the Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events set forth in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness and certain events of bankruptcy and insolvency. If an event of default with respect to the Notes occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the Notes may declare the principal and the accrued and unpaid interest, if any, due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Notes were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered within the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indentures and Notes are qualified in their entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On January 7, 2022, the Company issued a press release announcing the completion of a private placement of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding revenues, costs and financial results for 2021 and beyond. Words such as "anticipate," "believe," "could," "driving," "estimate," "expect," "goal," "intend," "may," "plan," "project," "seek," "should," "will," "would," "considering," and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management's current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the impact of COVID-19 and other contagious illnesses on economic conditions, industries and societies generally, the travel industry and the financial position and operating results of our Company; required or voluntary travel restrictions, including potential suspensions of cruises; guest cancellations; the pace and effectiveness of our return to service; our ability to satisfy the Framework for the Conditional Sailing Order issued by the U.S. Centers for Disease Control and Prevention (“the CDC”); the impact on our business of current or any future CDC guidance; the impact of state regulation and litigation regarding proof of passenger vaccination; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending and operating costs; supply chain disruptions; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; the cost and effectiveness of our safety protocols relating to COVID-19; impairments of our goodwill, long-lived assets, equity investments and notes receivable; difficulties sourcing crew, provisions and supplies; the occurrence of COVID-19 and other contagious diseases on our ships and concerns about the risk of illness when traveling to, on or from our ships; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in U.S. foreign travel policy; uncertainties relating to conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; the impact of our current and future indebtedness; the impact of foreign currency exchange rates, inflation and interest rate and fuel price fluctuations; labor shortages; the impact of conversions of our convertible notes, if any, in shares of our common stock or a combination of cash and shares of our common stock; our expectation that we will not declare or pay dividends on our common stock for the foreseeable future; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs related to cyber security attacks, data breaches, protecting our systems and maintaining data security and integrity, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; the unavailability or cost of air service; and uncertainties of a foreign legal system as we are not incorporated in the United States.

In addition, many of these risks and uncertainties are heightened and will continue to be heightened, or in the future may be heightened, by the COVID-19 pandemic. It is not possible to predict or identify all such risks.

The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider the areas of risk described above, as well as those set forth under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 4.1	Indenture, dated January 7, 2022, among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar.

Exhibit 99.1	Press Release

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: January 7, 2022	By:	/s/ Naftali Holtz
	Name:	Naftali Holtz
Chief Financial Officer